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                                                                  EXHIBIT (a)(2)
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                             LETTER OF TRANSMITTAL
                         TO BE USED TO TENDER SHARES OF
                 MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 23, 1997
                        AS SUPPLEMENTED OCTOBER 7, 1997
                              -------------------
       THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON TUESDAY, OCTOBER 21, 1997, UNLESS EXTENDED
                              -------------------

                                TRANSFER AGENT:
                  MERRILL LYNCH FINANCIAL DATA SERVICES, INC.
           ATTENTION:  MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
                                 P.O. BOX 45289
                        JACKSONVILLE, FLORIDA 32232-5289
                 TELEPHONE INFORMATION NUMBER:  (800) 637-3863
  DELIVERY TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE DOES NOT CONSTITUTE VALID
                                   DELIVERY.

    THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF THE STOCKHOLDER IS A RECORD OWNER OF SHARES WHO DESIRES TO EFFECT THE TENDER OFFER TRANSACTION HIMSELF OR HERSELF BY TRANSMITTING THE NECESSARY DOCUMENTS TO THE FUND'S TRANSFER AGENT AND DOES NOT INTEND TO REQUEST HIS OR HER BROKER OR DEALER TO EFFECT THE TRANSACTION FOR HIM OR HER. A STOCKHOLDER WHO HOLDS SHARES IN A MERRILL LYNCH ACCOUNT OR THROUGH ANOTHER BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IS NOT THE RECORD OWNER AND SHOULD INSTRUCT HIS OR HER MERRILL LYNCH FINANCIAL CONSULTANT OR SUCH OTHER NOMINEE TO EFFECT THE TENDER ON HIS OR HER BEHALF.
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              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to the Merrill Lynch Senior Floating Rate Fund, Inc., a closed-end investment company incorporated under the laws of the State of Maryland (the "Fund"), the shares described below of its common stock, par value $.10 per share (the "Shares"), at a price equal to the net asset value per Share ("NAV") calculated on the Expiration Date (as defined in the Offer to Purchase), in cash, less any applicable Early Withdrawal Charge, upon the terms and conditions set forth in the Offer to Purchase dated September 23, 1997, as supplemented October 7, 1997, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

    The undersigned hereby sells to the Fund all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints the Transfer Agent as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Shares and any Share certificates for cancellation of such Shares on the Fund's books. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

    The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may not be required to purchase any of the Shares tendered hereby. In that event, the undersigned understands that, in the case of Shares evidenced by certificates, certificate(s) for any Shares not purchased will be returned to the undersigned at the address indicated above. In the case of Shares not evidenced by certificates and held in an Investment Account, the Transfer Agent will cancel the tender order and no Shares will be withdrawn from the Account.

    The check for the purchase price for the tendered Shares purchased will be issued to the order of the undersigned and mailed to the address indicated in the "Description of Shares Tendered" table below.

    All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.
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                         DESCRIPTION OF SHARES TENDERED
                           (SEE INSTRUCTIONS 3 AND 4)

     NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
 (PLEASE FILL IN EXACTLY THE NAME(S) IN WHICH SHARES ARE                     SHARES TENDERED
                       REGISTERED)                              (ATTACH ADDITIONAL SCHEDULE IF NECESSARY)
                                                                              NO. OF SHARES
                                                              CERTIFICATE        LISTED        NO. OF SHARES
                                                                NO.(S)*      ON CERTIFICATE*    TENDERED**
 Account No.                                                Total Shares Tendered...........

  * Need not be completed by stockholders whose Shares are not evidenced by certificates.

 ** To be completed by all tendering stockholders, whether or not your Shares are evidenced by certificates. If you desire to tender fewer than all Shares held in your account or evidenced by a certificate listed above, please indicate in this column the number you wish to tender. Otherwise all Shares evidenced by such certificate or held in your account will be deemed to have been tendered.

                                 SIGNATURE FORM
                                 --SIGN HERE--
                         (SEE INSTRUCTIONS 1, 5 AND 8)

  Social Security No.
  or Taxpayer Identification No.  ................

  Under penalty of perjury, I certify (1) that the number set forth above is my correct Social Security No. or Taxpayer Identification No. and (2) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject thereto as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject thereto. INSTRUCTION: You must strike out the language in
  (2) above if you have been notified that you are subject to backup withholding due to underreporting and you have not received a notice from the IRS that backup withholding has been terminated.

   ...........................................................................

   ...........................................................................

                (SIGNATURE(S) OF OWNER(S) EXACTLY AS REGISTERED)

  Date  ................ , 1997

  Name(s) ....................................................................

  Address(es) ................................................................

                                 (PLEASE PRINT)

  Telephone Number (   )  ................

  Signature(s) Guaranteed ....................................................

                          ....................................................
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                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1. GUARANTEE OF SIGNATURES. All signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States. This Letter of Transmittal is to be used only if you may effect the tender offer transaction yourself and do not intend to request your broker or dealer to effect the transaction for you.

    2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. Certificates for all tendered Shares, together with a properly completed and duly executed Letter of Transmittal, should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address set forth herein and must be received by the Transfer Agent prior to the Expiration Date.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER.

    3. INADEQUATE SPACE. If the space provided is inadequate, the certificate numbers and number of Shares should be listed on a separate signed schedule attached hereto.

    4. PARTIAL TENDERS. If fewer than all of the Shares in your Investment Account are evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the column entitled "No. of Shares Tendered." If applicable, a new certificate for the remainder of the Shares evidenced by your old certificate(s) will be sent to you as soon as practicable after the Expiration Date of the Offer. All Shares represented by certificate(s) listed or in your Investment Account are deemed to have been tendered unless otherwise indicated.

    5. SIGNATURES ON LETTER OF TRANSMITTAL, AUTHORIZATION AND ENDORSEMENTS.

    (a) If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signature(s) must correspond with the name(s) in which the Shares are registered.

    (b) If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

    (c) If any tendered Shares are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

    (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

    (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

    6. TRANSFER TAXES. The Fund will pay all the taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.
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    7. IRREGULARITIES.  All questions as to the validity, form, eligibility
(including time of receipt) and acceptance of any tender of Shares will be determined by the Fund, whose determinations shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular stockholder, and the Fund's interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. Neither the Fund, Merrill Lynch Asset Management, L.P. nor the Transfer Agent, nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

    8. IMPORTANT TAX INFORMATION. Under Federal income tax law, a stockholder whose tendered Shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.